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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 1998, on our audits of the financial statements and financial statement schedule of Zamba Corporation, formerly known as Racotek, Inc. (the Company), as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K, and our report dated August 14, 1998, except for the sixth paragraph of Note 13 as to which the date is September 22, 1998, of our audits of the financial statements of QuickSilver Group, Inc., as of December 27, 1996 and December 26, 1997, and for each of the two years in the period ended December 26, 1997, which report is included in the Company's Form 8-K dated October 7, 1998. We also consent to the reference to our firm under the caption "Experts."

                                   /s/  PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

November 6, 1998